Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

(1) Registration Statement (Form F-3 No. 333-222580) of Globus Maritime Limited, and

(2) Registration Statement (Form F-3 No. 333-230841) of Globus Maritime Limited

of our report dated March 31, 2020, with respect to the consolidated financial statements of Globus Maritime Limited included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

March 31, 2020